EXHIBIT 10.2


                             PURCHASE AND SALE AGREEMENT


               THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made by and between CIRCLE C LAND CORP., a Texas corporation
          ("Seller") and PHOENIX HOLDINGS, LTD., a Texas limited partnership ("Buyer").

               In consideration of the mutual covenants and representations herein contained, Seller and Buyer agree as follows:

          1. Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Buyer and Buyer hereby agrees to purchase from Seller, free and clear of all liabilities except as expressly provided herein, the following (collectively, the "Property"):

               (a) All of the real property owned by Seller and located within the boundaries of the Circle C Ranch and Circle West Subdivisions (collectively, "Circle C") owned by Seller, as generally described on Exhibit A attached hereto (herein collectively called the "Land").

               (b) All of Seller's right, title and interest in and to all personal property, contracts, claims, receivables, assets, rights, privileges, benefits, and interests owned by Seller related to, associated with, benefitting or otherwise attributable to Circle C, including without limiting the generality of the foregoing, those items generally described on Exhibit B attached hereto.


          2.   Purchase Price.   The purchase price  for the Property  (the
          "Purchase Price") shall be THIRTY-FOUR MILLION and NO/100 DOLLARS ($34,000,000.00). The Purchase Price shall be paid as follows:

               (a)    Thirty-One     Million     and     no/100     Dollars
               ($31,000,000.00) shall be paid in cash or other immediately available funds at the closing (as hereinafter defined).

               (b) The balance of the Purchase Price shall be paid by execution and delivery at the closing of a promissory note (the "Note") and security documents (the "Security Documents"), made payable to and for the benefit of an entity designated by Seller and in form as hereinafter specified. Purchaser, at its sole expense, shall provide Seller a mortgagee's policy of title insurance securing Seller's first lien against any real estate included as part of the Collateral. Purchaser shall cause Gary L. Bradley to individually guarantee payment of the Note, and he is executing this Agreement to acknowledge and agree to do  so.
                The collateral securing the Note shall consist of  property located within Circle C, as  Buyer shall specify and  Seller shall approve on or before the Approval Date (as hereinafter defined), and Buyer and Seller agree to cooperate in good faith regarding such collateral. In the event the parties fail to specify and approve such collateral by the Approval Date, this Agreement shall terminate. It is understood and acknowledged that Buyer is the owner of two tracts of land containing approximately 85.86 acres and 145.80 acres, respectively, as generally depicted on Exhibit E-1 on which is located the Circle C Golf Course (the "Golf Course"), and which are presently encumbered by liens securing certain indebtedness of Buyer. Seller and Buyer expressly agree that at any time after the liens encumbering the Golf Course have been released, Buyer shall have the right, at its sole election and expense, to substitute the Golf Course as the collateral for the Note by executing and delivering to the holder of the Note a first lien deed of trust against the Golf Course and a mortgagee's policy of title insurance in the amount of the Note insuring Seller's first lien thereon, and with no other title encumbrances that would materially reduce the value thereof, in form approved by Seller (which approval shall not be unreasonably withheld or delayed). Upon the delivery of such deed of trust and title policy, and contemporaneously with the recording of such deed of trust, all other collateral securing the Note shall be released by the holder of the Note.


          3. Earnest Money. Within two (2) business days after the Approval Date (as hereinafter defined), Buyer shall deliver to Stewart Title Austin, Inc. (the "Title Company") at 100 Congress Avenue, Suite 200, Austin, Texas 78701, Attn: John Bruce, the sum of One Million and No/100 Dollars ($1,000,000.00) in cash or other immediately available funds. All funds so delivered to the
          Title Company are hereinafter referred to as the "Earnest Money."
           The Earnest  Money shall  be held  and  disbursed by  the  Title
          Company as provided in this Contract.  If Buyer fails to  deposit the Earnest Money with the Title Company on or before the required date set forth herein, Seller may cancel this Contract by written notice to Buyer at any time thereafter prior to Buyer's depositing the Earnest Money with the Title Company. The Earnest Money shall be "at risk" and non-refundable to Buyer except in the event of a default by Seller in Seller's obligations hereunder. In the event this Agreement terminates for any reason other than a default by Seller or pursuant to section 4 below, the Earnest Money shall be promptly delivered to Seller and Buyer shall have no rights thereto. The Earnest Money shall be deposited by the Title Company with a national bank in Austin, Texas, in an interest-bearing account or fund approved by Buyer, and all interest accrued thereon shall be paid along with and upon final disposition of the Earnest Money as herein provided.

          4. Title. Within thirty (30) days after the Effective Date hereof, Buyer shall obtain and furnish to Seller (i) a commitment for an owner's policy of title insurance (the "Commitment") in the amount of the Purchase Price issued by the Title Company indicating the status of title to the Land, (ii) legible copies of any instruments recited in the Commitment as encumbrances against the Land, and (iii) a certificate reflecting the results of a UCC financing statement search of the records of the Texas Secretary of State and Travis County (the "UCC Search"). If the Commitment, the Survey (as hereinafter defined) or the UCC Search indicates any matters that are unacceptable to Buyer, Buyer shall notify Seller of any unacceptable matters within thirty (30) days after receipt of both the Commitment and the Survey. Any matters with respect to which Buyer does not give such notice (other than any liens or security interests reflected in the Commitment or the UCC Search, all of which shall be released by Seller at or prior to the closing) shall be conclusively deemed to be approved by Buyer. Seller may, but shall have no obligation to, cure any of such unacceptable matters. In the event Seller is unable or unwilling to cure and remove such unacceptable matters (other than liens and other Schedule C items which shall be released or satisfied at or prior to the closing) within five (5) days from the date of receipt of Buyer's notice of objections, Buyer must, by notice to Seller within fifteen (15) days after the expiration of such cure period, either (i) terminate this Agreement and receive an immediate refund of the Earnest Money, or (ii) waive such objections and accept such title as Seller can deliver without adjustment of the Purchase Price, as Buyer's sole and exclusive remedies. In the event Buyer fails to send written notice to Seller and the Title Company waiving such objections within said 15-day period, Buyer shall be conclusively deemed to have waived such uncured objections, and shall proceed with the closing in accordance with the terms of this Agreement. All matters permitted or accepted by Buyer hereunder shall be "Permitted Exceptions". The date on which Buyer finally accepts and approves (or is deemed to have accepted and approved) the Title Commitment and the Survey shall be the "Approval Date".

          5. Survey. It is acknowledged that Buyer has ordered a current on-the-ground survey plat and metes and bounds descriptions of each tract comprising the Land (collectively, the "Survey"), to be prepared by Capital Surveying Company Incorporated ("CSCI"). Buyer and Seller agree to cooperate fully in obtaining the Survey as promptly as possible after the Effective Date. Seller shall supervise the completion of the Survey, and may cause the Survey to be completed by CSCI and/or such other registered public surveyor(s) as Seller may determine. Buyer agrees to be solely responsible for the cost of the Survey, whether the same is prepared by CSCI or by such other surveyor(s). The Survey shall
          (i) locate all improvements, fences, recorded and/or visible or apparent easements, rights-of-way, street and curb lines, (ii) specify and locate the total acres contained within each tract comprising the Land, (iii) be prepared by a public surveyor registered in the State of Texas, (iv) comply with the requirements for a Texas Surveyor's Association Category "1A" Land Title Survey, (v) contain a certificate to Buyer and the Title Company of the foregoing, and (vi) otherwise be acceptable to the Title Company for the deletion of the "survey" exception (other than "shortages in area"). Promptly upon completion of the Survey, a copy of the Survey shall be delivered to Seller, Buyer and the Title Company.

          6.   Representations, Warranties and Covenants.

               (a) BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED AND OTHER DOCUMENTS CONVEYING,
          TRANSFERRING AND ASSIGNING THE PROPERTY), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, (B) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, (C) THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS OR OTHER ENVIRONMENTAL CONDITION, OR THE VIOLATION OF, OR THE COMPLIANCE OF OR BY, THE PROPERTY WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, OR (D) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND BUYER EXPRESSLY WAIVES AND RELEASES ANY CLAIMS ARISING UNDER OR WITH RESPECT TO ANY OF THE FOREGOING. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATIONS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING.

               (b) Except as provided in 6.(c) below, prior to the closing (as hereinafter defined) neither Seller nor Buyer shall submit any request for a land use change or an amendment or modification of the development restrictions imposed by or in connection with the CCMUDs (as hereinafter defined) with respect to land within Circle C to the board of the Southwest Travis County Water District ("SWTCWD") or any other governmental entity, including without limitation, the CCMUDs, without the prior written approval of the other party. It is expressly understood that the foregoing shall not affect or apply to the preparing, filing or processing of any subdivision plats, site plans or other use and/or development approval and permits with respect to any property owned by Buyer other than requests for a land use change or an amendment or modification of the development restrictions imposed by or in connection with the CCMUDs.

               (c)    Seller and Buyer agree that after the Approval  Date,
          Buyer, at Buyer's sole expense and without Seller's assistance, may seek approvals from SWTCWD and the municipal utility districts in Circle C (the "CCMUDs") for land use changes, together with subdivisions, site plans, and other use and/or development approvals and permits, with respect to the following property within Circle C and to the extent necessary to effect the following sales: approximately 136.8 acres on Loop 1, to the extent required for Buyer to complete a sale to Crystal Semiconductor Corporation; approximately 27 acres on Wolf Trap, to the extent required for Buyer to complete a sale to Bethany Lutheran Church; and approximately 2 acres at Slaughter Lane and Brodie Lane (which currently has no land use designation), to the extent required for Buyer to complete a sale to Eckerd Drugs.

               (d) Seller confirms and warrants that no contracts or agreements presently exist for the sale, lease or any other disposition or encumbrance with respect to any of the Property, except as set forth on the Contracts Schedule attached hereto.

               (e) All proceeds from the sale of bonds issued by any of the CCMUDs prior to closing and allocable to reimbursement of eligible infrastructure (the "Escrowed Funds") shall be placed in escrow with the Title Company pursuant to an escrow agreement (the "Escrow Agreement") to be agreed to by the parties prior to the Approval Date. Seller may, at its sole election, borrow the Escrowed Funds at any time prior to closing, by delivering (i) a notice of election to Buyer and the Title Company at least ten
          (10) days prior to the funding of such loan and (ii) an unsecured promissory note (the "Note") payable to order of the Title Company in form approved by Buyer (which approval shall not be unreasonably withheld or delayed). The Note shall be made by FM Properties Operating Co., a Delaware general partnership, shall specify no interest to the maturity date (and the maximum legal interest rate after maturity), and shall mature and be payable on or before sixty (60) days after the date on which the closing is to occur pursuant to section 7(a) below. The Escrow Agreement shall provide that (i) in the event this transaction closes as provided herein, an amount equal to the Escrowed Funds shall be deducted from the cash portion (and credited as a reduction against) the Purchase Price, and the Escrowed Funds shall be disbursed to Seller (or if the Escrow Agent holds the Note, the Note shall be cancelled and delivered to Seller); and (ii) in the event this transaction does not close, for any reason, the
          Escrowed Funds shall be deposited in the registry of an appropriate court in Travis County (or if the Escrow Agent holds the Note, it shall endorse the Note, without recourse, jointly to Seller and Buyer as their interests may appear and deposit the endorsed Note in the registry of the court), and neither party shall have waived, released or in any way altered any of their rights to such proceeds by virtue of this Agreement.

          7.   Closing.

               (a) The closing of the sale and purchase of the Property (the "closing") shall occur on the first business day following one hundred twenty (120) days after the Approval Date; provided, Buyer may extend such date by delivering to the Title Company on or before such date the sum of Two Million and No/100 ($2,000,000.00) as a non-refundable Option Fee (which shall be credited against the Purchase Price in the event of closing) in which event the closing shall occur on the first business day following one hundred sixty-five (165) days after the Approval Date. In the event this transaction fails to close for any reason other than a default by Seller, the $1,000,000.00 Earnest Money and the $2,000,000.00 Option Fee shall be immediately delivered to Seller and Buyer shall have no claim thereto. The date on which the closing occurs shall be the "Closing Date".

               (b)    The closing  shall  be  held at  10:00  a.m.  on  the
          Closing Date at the main office of the Title Company at 100 Congress Avenue, Suite 200, Austin, Texas, or at such other location acceptable to both Seller and Buyer.

               (c) At the closing, Seller shall deliver or cause to be delivered to Buyer the following:

                      (i) A Special Warranty Deed in the form attached as Exhibit C, conveying to Buyer good and indefeasible fee simple title to the Land, subject only to the Permitted Exceptions.

                      (ii) A General Assignment and Bill of Sale, with covenants of special warranty only, of all of the personal property, contracts, claims, receivables, assets, rights, privileges, benefits and interests owned by Seller related to, associated with, benefitting or otherwise attributable to Circle C, in the form attached as Exhibit D.

                      (iii) An Owner's Policy of Title Insurance issued by the Title Company to Buyer in accordance with the provisions hereof at Buyer's sole expense.

                      (iv) A certificate that Seller is not a "foreign person" as defined in the federal Foreign Investment in Real Property Act of 1980 in compliance with such federal law.

                      (v) Such other instruments and documents as Buyer or the Title Company may reasonably determine to be necessary, appropriate or desirable to consummate the closing and otherwise effectuate the provisions of this Agreement.

               (d) At the closing, Buyer shall deliver or cause to be delivered the following:

                      (i) A cashier's check, wire transfer or other "good funds" acceptable to the Title Company in an amount of money equal to the portion of the Purchase Price to be paid in cash as provided in paragraph 2(a); provided, the Earnest Money and the Option Fee shall be applied and credited against such cash portion of the Purchase Price.

                      (ii) An acceptance of the Special Warranty Deed and the General Assignment and Bill of Sale.

                      (iii) The Note and Security Documents, in the form attached as Exhibit E.

                      (iv) A mortgagee's policy of title insurance insuring Seller's first lien on any real property encumbered by the Security Documents, issued at Buyer's expense in the amount of the Note.

                      (v) Such other instruments and documents as Seller or the Title Company may reasonably determine to be necessary, appropriate or desirable to consummate the closing and otherwise effectuate the provisions of this Agreement.

               (e) Buyer shall pay title (including title insurance premiums), survey, and other customary closing costs and expenses and Seller shall have no liability therefor. Each party shall pay its attorneys' fees.

               (f) At the closing, all rents, operating revenues, operating costs and expenses, and ad valorem taxes shall be prorated as of the Closing Date. Seller shall pay and be responsible for all accounts payable, liabilities and obligations with respect to the Property arising or pertaining to all periods ending on or prior to the Closing Date, and Buyer shall be responsible for all such items for all periods after the Closing Date. Buyer may reject any contract or agreement existing on (and which Buyer has not approved prior to) Closing Date, and Seller shall be solely responsible for all liabilities and obligations under such rejected contracts and agreements. If the actual amount of such taxes are not known as of the date of the closing, the prorations shall be made on the basis of the best evidence then available, and thereafter, when actual figures are received, a cash settlement will be made between Seller and Buyer. Buyer shall assume and shall be responsible for the payment of any "roll-back" or other taxes levied or assessed against the Land as the result of the change of the use or ownership of the Land.

               (g) Prior to the closing and provided Buyer is not in default hereunder, Seller shall operate and deal with the Property in the ordinary course of business, consistent with the operations of Seller on the Effective Date hereof. Without the
          prior  written   consent  of   Buyer,  which   Buyer  shall   not
          unreasonably withhold, Seller shall not grant or impose any easements, restrictions or other encumbrances upon or against the Property which will not be released at closing; apply for any new (or amend, revise, terminate or otherwise modify any existing) subdivision plan or plat, land use plan, site plan, or other permit or approval with respect to or affecting the Property unless in Seller's reasonable determination such action is necessary to protect existing entitlements or the value of the Property and Seller obtains Buyer's prior written approval thereof (which approval shall not be unreasonably withheld or delayed); or sell or lease, or enter into any contract or agreement or amendment thereto for the sale or lease, or relating to the use or development of, the Property or any part thereof or any interest therein except for sales reflected on the Contracts Schedule.

               (h) At the closing, at Buyer's option and request, FM Properties, Inc. ("FMP") shall assign and transfer to Buyer all outstanding shares of stock of Seller, together with the originals of all certificates evidencing such stock with an appropriate endorsement or stock power transferring such shares to Buyer. Seller and FMP agree that Seller shall not be dissolved before the closing, and that Seller and/or FMP shall pay and be responsible for all accounts payable, liabilities and obligations of Seller arising or pertaining to all periods ending on or prior to the Closing Date, so that Seller shall have no liabilities or obligations as of the closing. FMP is a Delaware corporation and the owner of all such shares of stock, and is executing this Agreement to acknowledge and agree to this paragraph.

          8. Condemnation and Casualty Loss. Prior to the closing, risk of loss with regard to the Property shall be borne by Seller. If prior to the closing any portion of the Property is destroyed or damaged, or becomes subject to a taking by virtue of eminent domain, Seller shall notify Buyer and Buyer may, by notice to Seller within five (5) days after the date of Seller's notice, either (i) terminate this Agreement and receive the return of the Earnest Money, or (ii) proceed with the closing with no reduction in the Purchase Price and Seller shall assign to Buyer all proceeds and rights to proceeds received or receivable by Seller as a result of such damage or destruction or condemnation proceedings.

          9.   Default.

               (a) If Seller shall default hereunder, Buyer may as Buyer's sole and exclusive remedies hereunder either
          (i) terminate this Agreement and receive the return of the Earnest Money and the Option Fee (if then deposited), or
          (ii) enforce specific performance of this Agreement.

               (b) If Buyer shall default hereunder, Seller may as Seller's sole and exclusive remedy hereunder terminate this Agreement and receive the Earnest Money and the Option Fee (if then deposited) as liquidated damages (and not as a penalty).

               (c)    If  this   Agreement  terminates   pursuant  to   any
          provision hereof, thereafter no party shall have any further rights or obligations hereunder.

          10. Commissions. There is no Real Estate Broker or Agent involved in this transaction, and there is no real estate commission owing in connection with this transaction. Each party agrees to defend, indemnify and hold the other harmless from any cost or claim for commission, fee or other compensation by reason of this transaction made by any agent, broker, entity or person alleging to be acting for or under the indemnifying party or which otherwise arises out of the acts or conduct of the indemnifying party. It is understood and acknowledged that Gary
          L. Bradley is a Real Estate Broker.

          11. Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective when either: (i) personally delivered to the intended recipient;
          (ii) sent, by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; (iii) delivered in person to the address set forth below for the party to whom the notice was given;
          (iv) deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Emery, or Purolator, addressed to such party at the address specified below; or (v) sent by facsimile, telegram or telex, provided that receipt for such facsimile, telegram or telex is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. Notices shall be effective on the date of delivery or receipt, or, if delivery is not accepted, on the earlier of the date that delivery is refused or one (1) business day after the date the notice is deposited in the mails or delivered to an overnight delivery service. For purposes of this section, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

               If to Seller at:    8212 Barton Club Drive
                                   Austin, Texas 78735
                                   Attention:  William H. Armstrong, III
                                   Fax: (512) 328-4275

          with a required copy to: Mr. John G. Amato
                                   1615 Poydras
                                   New Orleans, Louisiana 70122
                                   Fax: (504) 585-1603

          with a required copy to: Mr. Kenneth N. Jones
                                   Strasburger & Price, L.L.P.
                                   2600 One American Center
                                   600 Congress Avenue
                                   Austin, Texas 78701-3288
                                   Fax: (512) 499-3660

               If to Buyer at:     1111 West 11th Street
                                   Austin, Texas 78703
                                   Fax: (512) 474-6919

          with required copy to:   Mr. Edward A. Kotite
                                   Kotite & Kotite, L.L.P.
                                   805 Third Avenue, 28th Floor
                                   New York, New York  10022
                                   Fax: (212) 891-3710

          12. Entire Agreement. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein.

          13. Amendment. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.

          14. Time of Essence. Time is of the essence of this Agreement. If the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Texas, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

          15. Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of Texas and all obligations hereunder are performable in Travis County, Texas. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect the remainder of this Agreement, which shall continue in full force and effect.

          16. Successors and Assigns. This Agreement shall bind and inure to the benefit of Seller and Buyer and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. Buyer may assign Buyer's rights under this Agreement to an entity which assumes all Buyer's obligations hereunder and in which Buyer holds at least fifty percent (50%) of the ownership interests, without the prior consent or approval of Seller. Buyer may not otherwise assign Buyer's rights under this Agreement without the express prior written consent of Seller.

          17. Attorneys' Fees. Notwithstanding anything contained herein to the contrary, in the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys' fees incurred in such suit.

          18. MUD Notice. It is acknowledged that portions of the Land is located within the CCMUDs and the Southwest Travis County Water District. Seller shall give Buyer Notices (in form attached hereto) as required by section 49.452 of the Texas Water Code, and Buyer agrees to sign and acknowledge such Notices to acknowledge the receipt thereof, as required by such statute.

          19. Multiple Counterparts. This Agreement may be executed in identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

          20. Effective Date. This Agreement has been signed by Buyer on the date set forth below Buyer's signature to this Agreement. This Agreement and offer shall be null and void unless signed by Seller and delivered to Buyer within seven (7) business days from the date of Buyer's execution hereof. The Effective Date of this Agreement shall be the date this Agreement is received by the Title Company.

                                        SELLER:

                                        CIRCLE C LAND CORP.


                                        By: /s/ William H. Armstrong

                                           Name (print): William H. Armstrong

                                           Title (print): President


                                        Date: May 30, 1996

                                        For  purposes   of   paragraph 7(h)
                                        only:

                                        FM PROPERTIES INC.


                                        By: /s/ William H. Armstrong

                                           Name  (print): William H. Armstrong

                                           Title (print): Authorized Agent


                                        Date: May 30, 1996


                                        BUYER:


                                        PHOENIX HOLDINGS, LTD.

                                        By:  Phoenix Holdings GP, Inc.
                                             a Texas corporation,
                                             its General Partner


                                             By: /s/ Gary L. Bradley

                                                Name (print): Gary L. Bradley

                                                Title (print): President


                                        Date: May 21, 1996


                                        For  purposes   of   paragraph 2(b)
                                        only:

                                        /s/ Gary L. Bradley

                                        Gary L. Bradley, individually

                                        Date: May 21, 1996






                                RECEIPT OF AGREEMENT




               The undersigned Title Company hereby acknowledges receipt of a fully executed copy of the foregoing Agreement on May 31, 1996.


                                        TITLE COMPANY:


                                        Stewart Title Austin, Inc.


                                        By: /s/ John Bruce

                                           Name (print): John Bruce

                                           Title (print):Commercial Division
                                                         Manager





                                      EXHIBIT A

                           to Purchase and Sale Agreement

               Those certain tracts of land more particularly described below, and being as generally depicted on Exhibit A-1 attached hereto and made a part hereof:


          Tract 101:  That certain tract of land containing 57 acres,  more or less, and being those tracts of land designated as Lot 1, Block M; Lots 23 and 24, Block B; Lot 43, Block A; and the proposed right of way of Allerton Avenue on the preliminary plan of CIRCLE C PHASE A filed with the City of Austin under File No. C8-84-164(A), as revised.

          Tract 102:  That certain tract of land containing 67 acres,  more or less, and being those tracts of land designated as Lot 2, Block V; Lots 1 and 2, Block U; Lot 1, Block T; and the proposed rights of way of Allouez Avenue and Hillside Terrace Drive on the preliminary plan of CIRCLE C PHASE B filed with the City of Austin under File No. C8-84-164(B), as revised.

          Tract 103:  That certain tract of land containing 62 acres,  more or less, and being those tracts of land designated as Lots 2 and 3, Block W; and the proposed right of way for Escarpment Boulevard on the preliminary plan of CIRCLE C PHASE B filed with the City of Austin under File No. C8-84-164(B), as revised; and Lots 1 and 2, Block H on the preliminary plan of CIRCLE C PHASE C filed with the City of Austin under File No. C8-84-164(C), as revised.

          Tract 104:  That certain tract of land containing 15 acres,  more or less, and being that tract of land designated as Lot 3, Block T on the preliminary plan of CIRCLE C PHASE B filed with the City of Austin under File No. C8-84-164(B), as revised.

          Tract 105:  That certain tract of  land containing 8 acres,  more or less, and being that tract of land designated as Lot 38, Block J on the preliminary plan of CIRCLE C PHASE C filed with the City of Austin under File No. C8-84-164(C), as revised.

          Tract 106:  That certain tract of land containing 12 acres,  more or less, and being that tract of land designated as Lot 1, Block G on the preliminary plan of CIRCLE C PHASE C filed with the City of Austin under File No. C8-84-164(C), as revised.

          Tract 107:  That certain tract of land containing 23 acres,  more or less, and being that tract of land designated as Lot 37, Block J on the preliminary plan of CIRCLE C PHASE C filed with the City of Austin under File No. C8-84-164(C), as revised.

          Tract 108:  That certain tract of land containing 111 acres, more or less, and being those tracts of land designated as Lots 1, 2 and 3, Block AA; Lots 1, 2, 3, and 4, Block A; and the proposed right of way of Asticou Lane on the preliminary plan of CIRCLE C PHASE C filed with the City of Austin under File No. C8-84-164(C), as revised, and that certain tract of land containing
                      4.9461 acres, more or less, as more particularly described on Exhibit A-2 attached hereto and made a part hereof.

          Tract 109:  That certain tract of land containing 20 acres,  more or less, and being that tract of land designated as "Minor Waterway" in Block RR on the preliminary plan of CIRCLE C PHASE B filed with the City of Austin under File No. C8-84-164(B), as revised.

          Tract 110:  That certain tract of land containing 250 acres, more or less, and being those tracts of land designated as Lots 1 and 2, Block Y; Lots 67, 69, 70 and 71, Block X; and the proposed right of way of Hannon Lane (now South Bay) on the preliminary plan of CIRCLE C PHASE B filed with the City of Austin under File No. C8-84-164(B).

          Tract 111:  That certain tract of land containing 17 acres,  more or less, and being those tracts of land designated as Lot 1, Block P on the preliminary plan of CIRCLE C PHASE C filed with the City of Austin under File No. C8-84-164(C), as revised.

          Tract 112:  That certain tract of land containing 50 acres,  more or less, and being that tract of land designated as Lot 2, Block R on the preliminary plan of CIRCLE C PHASE C filed with the City of Austin under File No. C8-84-164(C), as revised.

          Tract 113:  That certain tract of land containing 39 acres,  more or less, and being those tracts of land designated as Lots 2, 3, 4 and 5, Block R; and the right of way of proposed Stamplighter Avenue (now South Bay) on the preliminary plan of CIRCLE C PHASE C filed with the City of Austin under File No. C8-84-164(C), as revised.

          Tract 114:  That certain tract of land containing 12 acres,  more or less, and being that tract of land designated as Lot 98, Block G on the preliminary plan of CIRCLE C WEST filed with the City of Austin under File No. C8-85-37, as revised.

          Tract 115:  That certain tract of land containing 534 acres, more or less, and being those tracts of land designated as Lots 1, 2 and 4, Block Z; Lot 2, Block CC; Lot 1, Block DD; Lot Block BB; Lots 1, 2 and 3, Block AA; and the rights of way of proposed Beechnoll Drive, Wink Drive, Davilla Drive and Yoakum Drive on the preliminary plan of CIRCLE C WEST filed with the City of Austin under File No. C8-85-37, as revised.


          Upon completion of the Survey as provided for in paragraph 5 of this Agreement and Seller's and Buyer's approval of the same (which approval shall not be unreasonably withheld or delayed), the Survey shall be substituted for and shall replace the above description.


                                      Page A-2



                                      EXHIBIT B

                           to Purchase and Sale Agreement

          1. All buildings, structures, fixtures, equipment, facilities, parking areas, and other improvements owned by Seller located on the Land (the "Improvements").

          2. All personal property owned by Seller located on the Land or in the Improvements or used in connection with the use and operation thereof (the "Personalty").

          3. All of Seller's right, title and interest in and to all easements, rights, privileges and appurtenances pertaining to the Land and the Improvements, including all right, title and interest of Seller in any land lying in or under any street, road, or rights-of-way (whether existing or proposed), or lying in the bed of any creek, stream or watercourse, adjacent to or adjoining the Land; and except as set forth in paragraph 14 below, all of Seller's right, title and interest in and to any permits, plats, plans, deposits, utility taps, connections or service commitments, rights to receive reimbursement for the installation of gas, electric or other utilities, or other development rights and benefits to the extent the same are associated with or pertain to Circle C (the "Appurtenances").

          4. All of Seller's right, title and interest in and to all past, present and future amounts payable by or in respect of the CCMUDs, with respect to the engineering, construction, and installation of water, wastewater, drainage and other improvements constructed within the boundaries of the CCMUDs or elsewhere, or that provide service to or benefit the CCMUDs and/or Circle C, whether installed and constructed prior to or after the Effective Date hereof and whether constructed by Seller, by Seller's predecessors-in-title, or by any other party, including without limitation all pending bond applications and all proceeds payable under any pending bond issues (the "Reimbursements").

          5. All of Seller's right, title and interest in and to all contracts, leases, sales agreements, warranties, guarantees, bonds or sureties owned, held, or accruing, to the extent such items are associated with or pertain to Circle C, including without limitation all contracts and agreements between Seller, or Seller's predecessors-in-title, and the CCMUDs (the "Contracts").

          6. All of Seller's right, title and interest in and to all receivables, notes, accounts, proceeds, instruments, certificates, or other writings evidencing the same, and all security interests, collateral, pledges, liens, encumbrances owned or held by or for the benefit of Seller, to the extent such items are associated with or pertain to Circle C (the "Receivables").

          7. All of Seller's right, title and interest in and to all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, landscape plans and other tests, or other studies or reports of any kind in Seller's possession or control, which are associated with or pertain to Circle C ("Plans").

          8. All books, record, promotional material, data, corporate records, and other materials of any kind in Seller's possession or control, which are or have been or may be used in connection with Circle C and/or Seller ("Books and Records").

          9. All of Seller's rights as the Declarant under any Declaration of Covenants, Conditions, and Restrictions with respect to any property within the CCMUDs and/or Circle C (the "Declarant's Rights").

          10. All of Seller's rights in, to and under that certain Final Judgment entered in the District Court of Hays County, Texas, 22nd Judicial District Cause No. 92-0637 styled Jerry
               J. Quick, et al. vs. City of Austin, together with the right to use the name "Circle C Land Corp." in connection with the filing and processing of any applications for any permit, or any other matter to which the Final Judgment relates, determined by Buyer to be necessary, appropriate or helpful with respect to the use and development of the Land and the Improvements.

          11. All of Seller's right, title and interest in and to the tradenames "Circle C," "Circle C Ranch," "Circle C Ranch Soccer Complex," "Circle C Soccer Complex," "Circle C Ranch Veloway," "Circle Veloway," or any other related or similar names, all registrations, copyrights or trademarks related to any such names, and all business and goodwill of Seller acquired in connection with and symbolized by the use of any such names.

          12. Any and all other rights, titles, interests, privileges and appurtenances owned by Seller and in any way related to, or used in connection with, the ownership, use, development and operation of Circle C or any of the foregoing.

          13. All proceeds payable with respect to the Property (including but not limited to all proceeds from any Reimbursements, but excluding the COA Contract described on the Contracts Schedule to this Agreement) shall be paid to and held in a separate escrow (with respect to each item of the Property for which proceeds are paid) by the Title Company, and shall be deposited by the Title Company in a national bank in Austin, Texas in an interest-bearing account or fund approved by Buyer. At the closing (and conditioned thereon), each such escrow, together with all interest thereon, shall be paid to Buyer. The proceeds from the COA Contract shall be applied and credited as set forth on the Contracts Schedule.

          14. Simultaneously with and as a condition to the closing, Buyer shall replace or have released the letters of credit and deposits set forth on the LOC Schedule attached hereto, in the event such items are in existence on the Closing Date and to the extent of the amount thereof on the Closing Date.
                Buyer and Seller  shall cooperate prior  to the closing  as concerns such replacement or release.  Upon such replacement or release, the party providing the letter of credit or deposit so replaced shall be entitled to a return of same. This provision shall survive the closing.

          15. Seller shall pay and be responsible for all accounts payable, liabilities and obligations with respect to the Property arising or pertaining to all periods ending on or prior to the Closing Date, and Buyer shall be responsible for all such items for all periods after the Closing Date. Buyer may reject any contract or agreement existing on (and which Buyer has not approved prior to) the Approval Date, and Seller shall be solely responsible for all liabilities and obligations under such rejected contracts and agreements. This provision is not intended and shall not be construed to restrict or limit Buyer's indemnity obligations assumed or incurred in connection with that certain Purchase and Sale Agreement dated April 13, 1995, as amended, and related documents executed in connection with closing thereunder.


                                      Page B-2



                                      EXHIBIT C

                           to Purchase and Sale Agreement

                                SPECIAL WARRANTY DEED

          THE STATE OF TEXAS       S
                                   S    KNOW ALL PERSONS BY THESE PRESENTS:
          COUNTY OF TRAVIS         S


               That CIRCLE C LAND CORP., a Texas corporation ("Grantor"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration to the undersigned paid by the Grantee herein named, the receipt and sufficiency of which are hereby acknowledged, and to secure the payment of which no lien, express or implied, is retained; has GRANTED, SOLD and CONVEYED, and by these presents does GRANT, SELL and CONVEY unto PHOENIX HOLDINGS, LTD., a Texas limited partnership ("Grantee"), subject to the reservations and restrictions hereinafter set forth, the following-described real property in Travis County, Texas, to wit:

               Those  certain   tract  of   land,  more   particularly
               described   on   Exhibit   A   attached   hereto   (the
               "Property");

               TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns forever; and Grantor does hereby bind itself, it successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through and under Grantor, but not otherwise.

               This conveyance is made by Grantor and accepted by Grantee subject to any and all easements, covenants, rights-of-way conditions, restrictions, outstanding mineral interests and royalty interests, if any, relating to the Property, to the extent, and only to the extent, that the same may still be in force and effect, and either shown of record in the office of the County Clerk of Travis County, Texas, or apparent on the Property, including without limitation those referenced on Exhibit B attached hereto.

               Current ad valorem taxes on the Property having been prorated, the payment thereof for 1996 and subsequent years is assumed by Grantee. Grantee further assumes and agrees to pay any "rollback" taxes or other assessments levied against the Property as the result of any change in the use or ownership of the Property, including all periods prior to the date hereof.

               EXECUTED to be effective the _____ day of _______, 1996.

                                        CIRCLE C LAND CORP.


                                        By:______________________________
                                           Name (print):_________________
                                           Title (print):________________


          Accepted by Grantee:

          PHOENIX HOLDINGS, LTD.


          By:  Phoenix Holdings GP, Inc.
               a Texas corporation,
               its General Partner


               By:_____________________________
                  Name (print):________________
                  Title (print):_______________




          Address for Grantee:

               _____________________
               _____________________
               _____________________



          THE STATE OF TEXAS       S
                                   S
          COUNTY OF TRAVIS         S

               This instrument was acknowledged before me on the ______ day of _________________, 1996 by _______________________________,
          __________________________  of  CIRCLE C  LAND  CORP.,  a   Texas
          corporation, on behalf of said corporation.


                                        __________________________________
                                        Notary Public, State of Texas
                                        Print name: ______________________


          STATE OF TEXAS      S
                              S
          COUNTY OF TRAVIS    S


               This instrument was acknowledged before me on the _____ day of ___________, 1996, by _________________, _________________ of
          Phoenix Holdings GP, Inc., a Texas corporation, General Partner of PHOENIX HOLDINGS, LTD., a Texas limited partnership, on behalf of said limited partnership.



                                        __________________________________
                                        Notary Public, State of Texas
                                        Print name: ______________________


          AFTER RECORDING, RETURN TO:

               Wm. Terry Bray
               Graves, Dougherty, Hearon, & Moody
               P.O. Box 98
               Austin, Texas  78767

                                     Page C-2




                                      EXHIBIT D

                           to Purchase and Sale Agreement

                         GENERAL ASSIGNMENT AND BILL OF SALE

          STATE OF TEXAS      S
                              S
          COUNTY OF TRAVIS    S

               That CIRCLE C LAND CORP., a Texas corporation ("Assignor"), for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the payment of which no lien or security interest is retained, has GRANTED, SOLD, ASSIGNED, TRANSFERRED, CONVEYED and DELIVERED, and by these presents does hereby GRANT, SELL, ASSIGN, TRANSFER, CONVEY and DELIVER unto PHOENIX HOLDINGS, LTD., a Texas limited partnership ("Assignee"), all of the personal property, contracts, claims, receivables, assets, rights, privileges, benefits, and interests owned by Assignor related to, associated with, benefitting or otherwise attributable to the Circle C Ranch and Circle C West Subdivisions generally described on Exhibit A attached hereto (collectively, the "Land"):

          1. All buildings, structures, fixtures, equipment, facilities, parking areas, and other improvements owned by Assignor located on the Land (the "Improvements").

          2. All personal property owned by Assignor located on the Land or in the Improvements or used in connection with the use and operation thereof (the "Personalty").

          3. All of Assignor's right, title and interest in and to all easements, rights, privileges and appurtenances pertaining to the Land and the Improvements, including all right, title and interest of Assignor in any land lying in or under any street, road, or rights-of-way (whether existing or proposed), or lying in the bed of any creek, stream or watercourse, adjacent to or adjoining the Land; and except as set forth on the LOC Schedule attached hereto, all of Assignor's right, title and interest in and to any permits, plats, plans, letters of credit, deposits, utility taps, connections or service commitments, rights to receive reimbursement for the installation of gas, electric or other utilities, or other development rights and benefits to the extent the same are associated with or pertain to Circle C (the "Appurtenances").

          4. All of Assignor's right, title and interest in and to all past, present and future amounts payable by or in respect of the CCMUDs, with respect to the engineering, construction, and installation of water, wastewater, drainage and other improvements constructed within the boundaries of the CCMUDs or elsewhere, or that provide service to or benefit the CCMUDs and/or Circle C, whether installed and constructed prior to or after the Effective Date hereof and whether constructed by Assignor, by Assignor's predecessors-in-title, or by any other party, including without limitation all pending bond applications and all proceeds payable under any pending bond issues (the "Reimbursements").

          5. All of Assignor's right, title and interest in and to all contracts, leases, sales agreements, warranties, guarantees, bonds or sureties owned, held, or accruing, to the extent such items are associated with or pertain to Circle C, including without limitation all contracts and agreements between Assignor, or Assignor's predecessors-in-title, and the CCMUDs (the "Contracts").

          6. All of Assignor's right, title and interest in and to all receivables, notes, accounts, proceeds, instruments, certificates, or other writings evidencing the same, and all security interests, collateral, pledges, liens, encumbrances owned or held by or for the benefit of Assignor, to the extent such items are associated with or pertain to Circle C (the "Receivables").

          7. All of Assignor's right, title and interest in and to all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, landscape plans and other tests, or other studies or reports of any kind in Assignor's possession or control, which are associated with or pertain to Circle C ("Plans").

          8. All books, record, promotional material, data, corporate records, and other materials of any kind in Assignor's possession or control, which are or have been or may be used in connection with Circle C and/or Assignor ("Books and Records").

          9. All of Assignor's rights as the Declarant under any Declaration of Covenants, Conditions, and Restrictions with respect to any property within the CCMUDs and/or Circle C (the "Declarant's Rights").

          10. All of Assignor's rights in, to and under that certain Final Judgment entered in the District Court of Hays County, Texas, 22nd Judicial District Cause No. 92-0637 styled Jerry
               J. Quick, et al. vs. City of Austin, together with the right to use the name "Circle C Land Corp." in connection with the filing and processing of any applications for any permit, or any other matter to which the Final Judgment relates, determined by Assignee to be necessary, appropriate or helpful with respect to the use and development of the Land and the Improvements.

          11. All of Assignor's right, title and interest in and to the tradenames "Circle C," "Circle C Ranch," "Circle C Ranch Soccer Complex," "Circle C Soccer Complex," "Circle C Ranch Veloway," "Circle Veloway," or any other related or similar names, all registrations, copyrights or trademarks related to any such names, and all business and goodwill of Assignor acquired in connection with and symbolized by the use of any such names.

          12. Any and all other rights, titles, interests, privileges and appurtenances owned by Assignor and in any way related to, or used in connection with, the ownership, use, development and operation of Circle C or any of the foregoing.

               All of  the foregoing  is collectively  referred to  as  the
          "Assigned Property." Without limiting the generality of the foregoing, the Assigned Property includes those items more particularly described on Exhibit B attached hereto.

               The foregoing Assignment also constitutes a delegation of the performance of the duties and obligations of Assignor with respect to the Assigned Property, and Assignee accepts the foregoing Assignment subject to the terms and provisions thereof and agrees to perform the duties and obligations of Assignor thereunder.

                                      Page D-2

               Assignor covenants and warrants that the Assigned Property is free from all other grants, sales assignments and encumbrances; that title to the Assigned Property assigned to Assignee shall be good and indefeasible in Assignee, and the assignment and transfer thereof by Assignor is rightful; and that Assignor, its successors and assigns, shall forever warrant and defend the title to the Assigned Property hereby assigned unto Assignee, its successors and assigns, by, through or under Assignor, but not otherwise.

               EXECUTED to be effective the ____ day of _________, 1996.

                                        ASSIGNOR:

                                        CIRCLE C LAND CORP.


                                        By:______________________________
                                           Name (print):_________________
                                           Title (print):________________

                                        ASSIGNEE:

                                        PHOENIX HOLDINGS, LTD.

                                        By:  Phoenix Holdings GP, Inc.
                                             a Texas corporation,
                                             its General Partner


                                             By:_____________________________
                                                Name (print):________________
                                                Title (print):______________




          STATE OF TEXAS      S
                              S
          COUNTY OF TRAVIS    S

               This instrument was acknowledged before me on the ____ day of ___________ 1996, by _______________, __________________ of
          CIRCLE C LAND CORP.), a Texas corporation, on behalf of said corporation.

                                        __________________________________
                                        Notary Public, State of Texas
                                        Print name: ______________________

          STATE OF TEXAS      S
                              S
          COUNTY OF TRAVIS    S

               This instrument was acknowledged before me on the _____ day of ___________, 1996, by _________________, _________________ of
          Phoenix Holdings GP, Inc., a Texas corporation, General Partner of PHOENIX HOLDINGS, LTD., a Texas limited partnership, on behalf of said limited partnership.

                                        __________________________________
                                        Notary Public, State of Texas
                                        Print name: ______________________

          AFTER RECORDING, RETURN TO:
               Wm. Terry Bray
               Graves, Dougherty, Hearon, & Moody
               P.O. Box 98
               Austin, Texas  78767
                                      Page D-3




                                      EXHIBIT E

                           to Purchase and Sale Agreement

                                   PROMISSORY NOTE


                                    Austin, Texas
          $3,000,000.00                             _________________, 1996

               For value received, Phoenix Holdings, Ltd., a Texas limited partnership ("Makers," whether one or more), as principals, promise to pay to the order of Circle C Land Corp., a Texas corporation ("Holder"), at _______________________, or such other address as Holder may from time to time designate in writing, the sum of Three Million and No/100 Dollars ($3,000,000.00) in legal and lawful money of the United States of America with interest on the unpaid balance thereof, from date hereof (the "Loan Date") until maturity, at a rate (the "Contract Rate") equal to the average cost of funds of FM Properties Operating Co., a Delaware general partnership, adjusted quarterly. Matured, unpaid principal and interest shall bear interest from date of maturity until paid at the highest, non-usurious rate at which Holder may lawfully and contractually require Makers to pay (the "Maximum Rate").

               The principal and interest of this Note are due and payable, and Makers shall pay the indebtedness, principal and interest, evidenced by this Note (the "Indebtedness") as follows: The principal is payable on or before four (4) years from the Loan Date, and interest is payable annually as it accrues. Makers shall have the right to prepay the principal of this Note in full or in part, at any time, without premium or penalty, and interest shall immediately cease to accrue on any principal so prepaid.

               This note is secured by [to be agreed upon by Seller and Buyer on or before the Approval Date, but which shall contain provisions giving Buyer the right to substitute the Golf Course as the collateral for the Note as provided in paragraph 2(b)].

               Regardless of any contingency, event, or agreement between Holder and Makers, the interest contracted for, taken, received, reserved or charged, directly and indirectly, by Holder, in connection with the transaction of which this Note is a part (the "Loan Transaction"), shall never exceed the maximum, non-usurious amount Holder may contract for, take, receive, reserve and charge under applicable law. If Holder receives interest in excess of such non-usurious amount, then Holder shall either refund that excess to Makers or credit that excess, as of the time received, to the unpaid principal under this Note, at Makers' option. Holder's crediting of payments on this Note, as between interest and principal, shall be provisional until the Indebtedness is fully paid, when a final and binding crediting shall be made. In addition, the principal required to be paid by this Note shall not exceed the sum of all advances made by Holder under this Note (including, without limitation, any advances made and retained by Holder in payment of interest or fees). If any of the provisions of this paragraph conflict with any provisions in any other paragraph in this Note, or any provisions in any other agreement signed by Makers, the provisions of this paragraph shall control and govern the interpretation of this Note and any such other agreement.

               If Makers fail to make timely any payment required by this Note or to perform timely any other covenant or obligation under any security document that secures payment of any of the Indebtedness, or in any guaranty agreement by which payment of any of the Indebtedness is guaranteed, Holder may, to the extent it elects, accelerate the maturity of the Indebtedness. If

                                  Page 1 of 2 Pages                   Initi

          Holder retains an attorney in connection with any default in payment of the Indebtedness, or in performance of any covenant or obligation described above, if Holder brings suit on this Note, then Makers shall pay to Holder, on demand, the amount of all reasonable attorneys' and/or collection fees incurred by  Holder.
           The portion of that amount that has been demanded by Holder  and not paid by Makers shall bear interest at the same rate at  which interest accrues on matured, unpaid principal and interest under this Note; and interest accruing pursuant to this sentence shall be paid to Holder by Makers on demand.

               Makers and  each  guarantor  of  any  of  the  Indebtedness,
          (i) except as expressly provided herein, waives all notices (including, without limitation, notice of intent to accelerate, notice of acceleration and notice of dishonor), demands for payment, presentment, protest and diligence in bringing suit and in the handling of any security; and (ii) agrees that with regard to the Indebtedness, none of certain actions by or at the request of one or more of Makers, whether with or without notice and whether before or after maturity, shall release or diminish any obligation or liability owed by him, to Holder, such certain actions being as follows: any and all renewals, extensions, rearrangements, modifications (including, without limitation, changes in interest rate), partial payments, indulgences of any kind, releases of any other person(s) obligated to pay any of the Indebtedness, and releases or substitutions of security, in whole or in part. Holder agrees that upon any default under this Note or any security document that secures payment of any of the
          Indebtedness, Holder may accelerate the maturity of the Indebtedness only after thirty (30) days prior written notice to Makers at the address set forth below, specifying the default, during which period Makers shall have the right to cure such default.

               This Note and all documents executed in connection herewith shall be subject to, governed by, and construed in accordance with, the laws of the State of Texas and the United States.


                                        MAKERS:

                                        PHOENIX HOLDINGS, LTD.,
                                        a Texas limited partnership

                                        By:  Phoenix Holdings GP, Inc.,
                                             a Texas corporation,
                                             its General Partner


                                             By:
                                                Name (print):
                                                Title (print):


                                        Address:



               For value received, I guarantee payment of the Note according to its terms to the same extent as if I were Makers of this Note. I waive all requirements of law, if any, that any collection efforts be made or that any action be brought against Makers before resorting to this guaranty.


                                        Gary L. Bradley, Individually




                                  Page 2 of 2 Pages                   Initi



                                      EXHIBIT E

                           to Purchase and Sale Agreement

                                 SECURITY DOCUMENTS




               [To be agreed upon by Seller and Buyer on or before the Approval Date, but which shall contain provision giving Buyer the right to substitute the Golf Course as the collateral for the Note as provided in paragraph 2(b).]




                    FIRST ADDENDUM TO PURCHASE AND SALE AGREEMENT


               1. Incorporation into Agreement. This First Addendum to Purchase and Sale Agreement (the "Addendum") is intended to be attached to and incorporated in that certain Purchase and Sale Agreement (the "Agreement") of even date herewith, between Seller and Buyer for all purposes. In the event of a conflict between the terms of the Agreement and those of this Addendum, the terms of this Addendum are intended and shall be construed as controlling. Capitalized terms used but not defined in this Addendum are used and defined as in the Agreement.

               2.   Circle C Land  Corp. Stock  Transfer.   Notwithstanding
          Section 7(h) or elsewhere in the Agreement to the contrary, in the event Buyer elects to exercise its option to acquire the outstanding shares of stock of Seller (the "Circle C Stock"), the following provisions shall apply:

                    (i) FMP shall only be obligated to transfer its right, title and interest in and to the Circle C Stock to Buyer.

                    (ii) FMP shall not make any representations or warranties concerning the Circle C Stock or any associated liabilities of obligations of Seller except as set forth in (iii), immediately below.

                    (iii) At Closing, FMP shall only represent and warrant that during the period of time FMP has owned the Circle C Stock FMP, to its knowledge, has not transferred the Circle C Stock or encumbered the Circle C Stock with any financing encumbrance which is not being released at Closing. Once FMP has transferred the Circle C Stock to Buyer, FMP shall have no liability or obligations with respect to the Seller or the Circle C Stock other than for breach of its warranty under this subparagraph (iii).

                    (iv) All of the Purchase Price proceeds and any other cash, bank account deposits, or letters of credit (except all items included in the definition of Property, and, accordingly to be transferred to Buyer pursuant to the Agreement) shall be disbursed from Seller to another entity, as determined by Seller in Seller's sole discretion, prior to the transfer of the Circle C Stock from FMP to Buyer.

               3. Survey Completion Deadline. Notwithstanding anything in Sections 4 or 5 or elsewhere in the Agreement to the contrary, for purposes of Section 4, the Survey will be deemed received and the Survey objection and cure periods will commence on the earlier of (i) the date the Survey is actually received by Seller; or (ii) July 20, 1996.

               Executed to be effective May 30, 1996.

    SELLER:                            FMP:

    Circle C Land Corp.                     FM Properties Inc.

    By:  /s/ William H. Armstrong           By:

    Printed Name: William H. Armstrong      Printed Name: William H. Armstrong
    Title:    President                     Title:  Authorized Agent
          BUYER:

          Phoenix Holdings, Ltd.

          By:       Phoenix Holdings C.P., Inc.
               a Texas corporation,
               its general partner


               By:  /s/ Gary Bradley

               Printed Name:  Gary Bradley
               Title:    President








                   SECOND ADDENDUM TO PURCHASE AND SALE AGREEMENT

               This Second Addendum to Purchase and Sale Agreement (this "Second Addendum") is made to be effective the date set forth below by and between CIRCLE C LAND CORP., a Texas corporation ("Seller"), and PHOENIX HOLDINGS, LTD., a Texas limited partnership ("Buyer") with respect to that certain Purchase and Sale Agreement effective May 30, 1996, as modified by a First Addendum to Purchase and Sale Agreement effective May 30, 1996 (the "Agreement") providing for the sale and purchase of certain real property owned by Seller and located within the Circle C Ranch and Circle C West subdivisions and certain contracts, rights, interests, and personal property as more particularly described therein (collectively, the "Property")
          In accordance with the terms of the Agreement, Seller and Buyer hereby agree as follows:

               1. Unless otherwise defined herein, all capitalized terms shall be as defined in the Agreement.

               2. The property described on Exhibit A (the "Collateral Property") attached hereto and made a part hereof has been approved by Seller and Buyer as the collateral to secure the Note, as contemplated in Section 2(b) of the Agreement. The Collateral Property is currently encumbered by liens securing certain indebtedness of Buyer. At Closing, Buyer shall be required to provide Seller a first lien deed of trust encumbering the Collateral Property by execution of the Security Documents, referenced in paragraph 3 below, along with delivery of a policy of title insurance insuring Seller's first lien position, as required by the Agreement. All costs incident to releasing any existing encumbrances and issuing the title policy shall be Buyer's sole responsibility. Notwithstanding anything in this Second Addendum or elsewhere in the Agreement to the contrary, in the event, for any reason, Buyer fails, at Closing, to (i) deliver Seller the first lien deed of trust on the Collateral Property along with insurance coverage as required by this paragraph 2; or (ii) pay the entire THIRTY-FOUR MILLION AND NO/100 DOLLARS ($34,000,000.00) in cash (avoiding the necessity of a note and first lien for the $3,000,000.00 portion of the Purchase Price), Buyer shall be in default and Seller shall be entitled to terminate this Agreement as Seller's sole and exclusive remedy, and receive the Earnest Money and the Option Fee (if then deposited) as liquidated damages.

               3. The form of the Deed of Trust and the Guaranty attached hereto as Exhibit B and Exhibit C, respectively, and made a part hereof have been approved by Seller and Buyer as the Security Documents, as contemplated in Section 2(b) of the Agreement.

               4. The form of the Escrow Agreement attached hereto as Exhibit D and made a part hereof has been approved by Seller and Buyer as the Escrow Agreement, as contemplated in Section 6(e) of the Agreement.

               EXECUTED by the parties to be effective September 10, 1996.

          SELLER:                            BUYER:

          CIRCLE C LAND CORP.                PHOENIX HOLDINGS, LTD.

                                             By: Phoenix Holdings GP, Inc.,
                                                  a Texas corporation,
                                                  its General Partner
          By: /s/ William H. Armstrong, III

          Name:  William H. Armstrong, III
          Title:  Attorney-In-Fact           By: /s/ Gary L. Bradley
                                                 Gary  L. Bradley, President





                                      EXHIBIT A



                         Map of Collateral Property Omitted